Exhibit 10.17


            The Reader's Digest Association, Inc.

                 1994 Key Employee Long Term
                       Incentive Plan
        (Amended and Restated as of August 13, 1999)

 As amended by Amendment No. 1, effective as of July 1, 1997
 As amended by Amendment No. 2, effective as of April 28, 1998 As amended by Amendment No. 3, effective as of April 28, 1998 As amended by Amendment No. 4, effective as of August 13, 1999


            THE READER'S DIGEST ASSOCIATION, INC.

         1994 KEY EMPLOYEE LONG TERM INCENTIVE PLAN


                          ARTICLE I
                           Purpose

      The purpose of this 1994 Key Employee Long Term Incentive Plan (the "Plan") is to enable The Reader's Digest Association, Inc. (the "Company") to offer key employees of the Company and Designated Subsidiaries (defined below) performance-based stock incentives and other equity interests in the Company and other incentive awards, thereby attracting, retaining and rewarding such key employees, and strengthening the mutuality of interests between key employees and the Company's shareholders.


                         ARTICLE II
                         Definitions

      For purposes of this Plan, the following terms shall have the following meanings:

      2.1 "Award" shall mean any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Shares, Performance Units or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

      2.2 "Board" shall mean the Board of Directors of the Company.

      2.3 "Change in Control" shall have the meaning set forth in Article 12.

      2.4   "Code" shall mean the Internal Revenue  Code  of
1986, as amended.

      2.5 "Committee" shall mean a committee of the Board appointed from time to time by the Board consisting of three or more Directors, none of whom shall be eligible to receive any Award pursuant to this Plan.

     2.6  "Common Stock" means the Class A non-voting Common
Stock, $.01 par value per share, of the Company.

      2.7 "Designated Subsidiary" shall mean one of such subsidiaries of the Company, 80 percent or more of the voting capital stock of which is owned, directly or indi rectly, by the Company, which are designated from time to time by the Board.

      2.8 "Disability" shall mean Total Disability as defined in the Company's Long Term Disability Plan.

      2.9 "Eligible employees" shall mean the employees of the Company and the Designated Subsidiaries who are eligible pursuant to Article 5 to be granted Awards under this Plan.

      2.10 "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices on the applicable date, or if no sales price is available for such date, the mean between the closing bid and asked prices for such date, of a share of Common Stock (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradeable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Board on the advice of an investment advisor in good faith.

      2.11  "Incentive Stock Option" shall  mean  any  Stock
Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section
422A of the Code.

      2.12 "Non-Qualified Stock Option" shall mean any Stock
Option  awarded  under this Plan that is  not  an  Incentive
Stock Option.

      2.13 "Other Stock-Based Award" shall mean an Award under Article 11 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

      2.14 "Participant" shall mean an employee to whom an Award has been made pursuant to this Plan.

      2.15 "Performance Cycle" shall have the meaning set forth in Section 10.1.

      2.16 "Performance Period" shall have the meaning set forth in Section 9.1.

      2.17 "Performance Share" shall mean an Award made pursuant to Article 9 of this Plan of the right to receive
Common Stock or cash of an equivalent value at the end of a specified Performance Period.

      2.18 "Performance Unit" shall mean an Award made pursuant to Article 10 of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both.

      2.19 "Reference Stock Option" shall have the meaning set forth in Section 7.1.

      2.20  "Restricted Stock" shall mean an Award of shares
of   Common  Stock  under  this  Plan  that  is  subject  to
restrictions under Article 8.

      2.21 "Restriction Period" shall have the meaning set forth in Subsection 8.3(a).

      2.22 "Retirement" shall mean termination of employment by an employee who is at least 55 years of age after at least 5 years of employment by the Company and/or a Designated Subsidiary.

      2.23 "Stock Appreciation Right" shall mean the right pursuant to an Award granted under Article 7. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount equal to the difference between (x) the Fair Market Value of a share of Common Stock as of the date such Right is exercised, and (y) the Fair Market Value of a share of Common Stock as of the date such Right is awarded, otherwise than on surrender of a Stock Option.

      2.24  "Stock Option" or "Option" shall mean any option
to  purchase  shares  of Common Stock (including  Restricted
Stock   and   Performance  Shares,  if  the   Committee   so
determines) granted pursuant to Article 6.

       2.25 "Termination of employment" shall mean a termination of service for reasons other than military or personal leave of absence granted by the Company or a transfer of a Participant from the Company or a Designated Subsidiary to another Designated Subsidiary or to the Company or to any affiliate as defined in Section 414 of the Code.

       2.26 "Transfer" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

      2.27 "Withholding Election" shall have the meaning set forth in Section 15.4.


                         ARTICLE III
                       Administration

     3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

      3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to eligible employees: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares, (v) Performance Units, and (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

      (a)   to  select the eligible employees to whom  Stock
Options,   Stock  Appreciation  Rights,  Restricted   Stock,
Performance  Shares, Performance Units and Other Stock-Based
Awards may from time to time be granted hereunder;

      (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

      (c) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

      (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

      (e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

      (f) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock, Performance Shares and/or Restricted Stock under Subsection
6.4(k); and

      (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant.

      3.3 Guidelines. Subject to Article 13 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent.

      3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

     3.5 Reliance on Counsel. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.


                         ARTICLE IV
                      Share Limitation

     4.1 Shares. The maximum aggregate number of shares of Common Stock which may be issued under this Plan or with respect to which Non-Tandem Stock Appreciation Rights may be granted shall not exceed 17,300,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or outstanding Common Stock reacquired by the Company. No more than 10% of such maximum shall be issued under this Plan as Restricted Stock. If any Option granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or payment shall have been made in other than Common Stock, the number of unpurchased shares shall again be available for the purposes of the Plan; provided, however, that if such expired, terminated or cancelled Option shall have been issued in tandem with a Stock Appreciation Right or other Award, none of such unpurchased shares shall again become available for purposes of this Plan to the extent that the related Right or Award granted under this Plan is exercised. Further, if any shares of Common Stock granted hereunder are forfeited or such Award otherwise terminates without the delivery of such shares upon the lapse of restrictions, the shares subject to such grant, to the extent of such forfeiture or termination, shall again be available under this Plan.

      4.2 Changes. In the event of any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapi talization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or rights offering to purchase capital stock at a price below fair market value, or any similar change affecting the capital stock of the Company; then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares subject to outstanding Options granted under this Plan and the purchase price thereof, and the number and kind of shares subject to other outstanding Awards (including but not limited to Awards of Restricted Stock, Performance Shares and Other Stock-Based Awards) granted under this Plan, shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administra tors, successors and assigns. Any such adjusted Option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

      4.3 Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall be issued for a consideration which shall not be less than par value.


                          ARTICLE V
                         Eligibility

       5.1 Senior officers, senior management and key employees of the Company and its Designated Subsidiaries and members of the Executive Committee of the Company's Board of Directors are eligible to be granted Options and other
Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.


                         ARTICLE VI
                        Stock Options

     6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be one of two types: (i) an Incentive Stock Option or (ii) a Non-Qualified Stock Option.

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that no Participant shall be granted Stock Options or Non-Tandem Stock Appreciation Rights, or both, with respect to a total of more than 1,200,000 shares of Common Stock during any fiscal year of the Company. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

      6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422A of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422A.

     6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plans, as the Committee shall deem desirable:

      (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock at grant if the Stock Option is intended to be an Incentive Stock Option and shall not be less than 85% of the Fair Market Value of the Common Stock at grant if the Stock Option is intended to be a Non-Qualified Stock Option.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted.

       (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, except as provided in subsections (f), (g) and (h) below and Article 3, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors, if any, as the Committee shall determine, in its sole discretion.

       (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock (other than Restricted Stock) owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Stock on the payment date as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of Stock shall be issued until payment, as provided herein, therefor has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 15.1. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the
Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period, applicable to the shares of Restricted Stock surrendered therefor.

     (e)  Transferability of Options.

           (1) No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may provide in the terms and conditions governing any Stock Option other than an Incentive Stock Option, at the time of grant or thereafter, that the Stock Option may be Transferred, to the extent vested, to members of the
Participant's  immediate family, to trusts  solely  for  the benefit of such immediate family members, and to partnerships in which such immediate family members and/or trusts are the only partners. For this purpose "immediate family members" means the Participant's spouse, parents, children, stepchildren, grandchildren and other issue and legal dependents. Any Transfer of Stock Options made under this provision will not be effective until notice of such Transfer is received by the Company.

           (2) Notwithstanding any thing to the contrary herein, if a Stock Option has been Transferred in accordance with this Section 6.4, the Stock Option shall be exercisable solely by the Transferee. The Stock Option shall remain subject to the provisions of the Plan, including that it shall be exercisable only to the extent that the Participant or Participant's estate would have been entitled to exercise it if the Participant had not Transferred the Stock Option. In the event of the death of the Participant prior to the expiration of the right to exercise the Transferred Stock Option, the period during which the Stock Option shall be exercisable shall terminate on the date one year following the date of the Participant's death. In the event of the death of the Transferee prior to the expiration of the right to exercise the Stock Option, the period during which the Stock Option shall be exercisable by the executors, administrators, legatees and distributees of the Transferee's estate, as the case may be, shall terminate on the date one year following the date of the Transferee's death. In no event, however, shall the Stock Option be exercisable after the expiration of the Stock Option period set forth in the terms and conditions of the Stock Option. The Stock Option shall be subject to such other rules as the Committee shall determine.

      (f) Termination by Death. Subject to subsection (j) below, if a Participant's employment by the Company or a Designated Subsidiary terminates by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the legal representative of the estate, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

      (g) Termination by Reason of Disability. Subject to subsection (j) below, if a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Participant dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such Participant shall thereafter be exer cisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (h) Termination by Reason of Retirement. Subject to subsection (j), if a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Participant dies within such three-year period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent it was exercisable immediately preceding such termination, for the lesser of three months or the balance of such Stock Option's term if the Participant is involuntarily terminated by the Company or the Designated Subsidiary without cause.

     (j) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 425 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

           To the extent (if any) permitted under Section 422A of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if
(i) a Participant's employment with the Company or a Designated Subsidiary is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under subsections (f),
(g) or (h) above, computed without regard to the $100,000 limitation currently contained in Section 422A(d) of the Code, is greater than the portion of such Stock Option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422A, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422A(d) of the Code shall be treated as a Non-Qualified Stock Option.

           Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

      (k) Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

           In addition, if the Option agreement so provides at grant or is amended (with the Participant's consent) after grant and prior to exercise to so provide, the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised
Option take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.


                         ARTICLE VII
                  Stock Appreciation Rights

       7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

      7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

 (a) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

 (b) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article 6 and this Article 7; provided, however, that any Tandem Stock Appreciation Right granted subsequent to the grant of the Reference Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period.

 (c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered,  in  whole  or  in part,  shall  no  longer  be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

 (d) Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the Reference Stock
Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

 (e)  Non-Transferability.  Tandem Stock Appreciation Rights
shall  be Transferable only when and to the extent that  the
underlying   Stock   Option  would  be  Transferable   under
Subsection 6.4(e) of the Plan.

 (f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
Article 4 of the Plan on the number of shares of Common Stock to be issued under the Plan.

      7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan;
provided, however, that no Participant shall be granted Stock Options or Non-Tandem Stock Appreciation Rights, or both, with respect to a total of more than 500,000 shares of Common Stock during any fiscal year of the Company.

       7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

 (a)  Term.  The term of each Non-Tandem Stock Appreciation
Right shall be fixed by the Committee, but shall not be greater than ten years and one day after the date the Right is granted.

 (b) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that any Right shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the Participant prior to expiration of this six-month period. If the Committee provides, in its discretion, that any such Right is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors, if any, as the Committee shall determine, in its sole discretion.

 (c) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Rights to be exercised.

 (d) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each Right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the Right is exercised over the Fair Market Value of one share of Common Stock on the date the Right was awarded to the Participant, with the Committee having the right to determine the form of payment.

 (e) Non-Transferability. No Non-Tandem Stock Appreciation Right shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such Rights shall be exercisable, during the Participant's lifetime, only by the Participant.

 (f) Termination by Death. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of death, any Non-Tandem Stock Appreciation Right held by
such   Participant,  unless  otherwise  determined  by   the
Committee at grant, shall be fully vested and may thereafter be exercised by the legal representative of the estate, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Right, whichever period is the shorter.

 (g) Termination by Reason of Disability or Retirement. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Disability or Retirement, any Non-Tandem Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Right, whichever period is the shorter; provided, however, that, if the Participant dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Non-Tandem Stock Appreciation Right held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Right, whichever period is the shorter.

 (h) Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Non-Tandem Stock Appreciation Right shall thereupon terminate, except that such Right may be exercised, to the extent it was exercisable immediately preceding such termination, for the lesser of three months or the balance of the stated term of such Right if the Participant is involuntarily terminated by the Company or the Designated Subsidiary without cause.

      7.5 Cash Settlements of Tandem and Non-Tandem Stock Appreciation Rights. A Participant required to file reports under Section 16(a) of the Securities Exchange Act of 1934 with respect to securities of the Company may receive cash in complete or partial settlement of a Tandem or Non-Tandem Stock Appreciation Right only if any election by such Participant to receive cash in full or partial settlement of the Stock Appreciation Right, as well as any exercise by him of his Stock Appreciation Right for such cash, is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (ii) during any other period in which such election or exercise may be made under the provisions of Rule 16b-3 promulgated pursuant to the Act.



                        ARTICLE VIII
                      Restricted Stock

      8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

      The  Committee may condition the grant  of  Restricted
Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

       8.2 Awards and Certificates. The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

 (a) Purchase Price. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be less than their par value and may be zero.

 (b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

 (c) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

            "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Reader's Digest Association, Inc. (the "Company") 1994 Key Employee Long Term Incentive Plan and an Agreement entered into between
the  registered  owner and the Company  dated              .
Copies of such Plan and Agreement are on file at the principal office of the Company."

 (d) Custody. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

      8.3   Restrictions  and  Conditions.   The  shares  of
Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

      (a) Restriction Period. Subject to the provisions of this Plan and the Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion.

     (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.

       (c) Termination of Employment. Subject to the applicable provisions of the Award agreement and this Plan, upon termination of a Participant's employment with the Company or a Designated Subsidiary for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

      (d) Hardship. In the event of hardship or other special circumstances of a Participant whose employment with the Company or a Designated Subsidiary is involuntarily terminated (other than for cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

       (e) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.


                         ARTICLE IX
                     Performance Shares

      9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

            The   Committee  may  condition  the  grant   of
Performance   Shares  upon  the  attainment   of   specified
performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

      9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article 9 shall be subject to the following terms and conditions:

          (a) Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance
Share  Awards may not be Transferred during the  Performance
Period.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any
dividends  declared  during  the  Performance  Period   with
respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

      (c) Payment. Subject to the provisions of the Award agreement and this Plan, at the expiration of the Performance Period, share certificates and/or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the vested shares covered by the Performance Share Award.

    (d) Termination of Employment. Subject to the applicable provisions of the Award agreement and this Plan, upon termination of a Participant's employment with the Company or a Designated Subsidiary for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

    (e) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Per formance Share Award and/or waive the deferral limitations for all or any part of such Award.

   (f) Hardship. In the event of hardship or other special circumstances of a Participant whose employment with the
Company or a Designated Subsidiary is involuntarily terminated (other than for cause), the Committee may, in its sole discretion, based on such factors as the Committee may deem appropriate, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Performance Shares.


                          ARTICLE X
                      Performance Units

     10.1 Award of Performance Units. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a Participant's right to
Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Units, and the other terms and conditions of the Award in addition to those set forth in Section 10.2.

     A Performance Unit shall have a fixed dollar value.

      The Committee may condition the vesting of Performance
Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

      10.2 Terms and Conditions. The Performance Units awarded pursuant to this Article 10 shall be subject to the following terms and conditions:

   (a) Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance
Unit Awards may not be Transferred.

   (b) Vesting. At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

   (c) Payment. Subject to the applicable provisions of the Award agreement and this Plan, at the expiration of the Performance Cycle, cash and/or share certificates of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

  (d) Termination of Employment. Subject to the applicable provisions of the Award agreement and this Plan, upon termination of a Participant's employment with the Company or a Designated Subsidiary for any reason during the Performance Cycle for a given Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

    (e) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Per formance Unit Award and/or waive the deferral limitations for all or any part of such Award.

   (f) Hardship. In the event of hardship or other special circumstances of a Participant whose employment with the
Company or a Designated Subsidiary is involuntarily terminated (other than for cause), the Committee may, in its sole discretion, based on such factors as the Committee may deem appropriate, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Performance Units.


                         ARTICLE XI
                  Other Stock-Based Awards

      11.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on,
Common Stock ("Other Stock-Based Awards"), including, without limitation, Awards valued by reference to subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

           Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

      11.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 11 shall be subject to the following terms and conditions:

       (a) Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article 11 may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

       (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article 11 shall be entitled to receive, cur rently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

      (c) Vesting. Any Award under this Article 11 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

      (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in it sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 11.

    (e)  Price.  Common Stock issued on a bonus basis under this
Article 11 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article 11 shall be priced as determined by the Committee.


                         ARTICLE XII
                Change in Control Provisions

      12.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the committee upon the grant of an Award, the Participant shall be entitled to the following benefits:

     (a) All outstanding Stock Options and Non-Tandem Stock Appreciation Rights of such Participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. In its sole discretion, the Committee may provide for the purchase of any such Stock Options by the Company or Designated Subsidiary for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 12.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the 60-day period preceding a Change in Control.

      (b) All Performance Share Awards and Performance Unit Awards of such Participant granted prior to the Change in Control shall vest, at a minimum, as if the applicable Performance Period or Performance Cycle had ended upon such Change in Control and the determination of the extent to which any specified performance goals or targets had been achieved had been made at such time.

     (c) The restrictions to which any shares of Restricted Stock of such Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

      Any determination by the Committee made pursuant to paragraph (a) of this Section 12.1 may be made as to all outstanding Awards or only as to certain outstanding Awards specified by the Committee and any such determination may be made prior to or after a Change in Control.

     12.2 Change in Control. A "Change in Control" shall be deemed to occur if (1) there shall be consummated any consolidation or merger of the Company with or into any other corporation, any corporate reorganization involving the Company, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or any sale or other disposition of shares of capital stock of the Company, and (2) as a result of such consolidation, merger, reorganization, sale, lease, exchange or other disposition,
(A) any person or group (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the Company's outstanding voting stock, or (B) any person other than the Company shall be the beneficial owner of the assets of the Company as described above; provided, however, that the non-employee members of the Board immediately prior to such transaction may determine that a Change in Control for purposes of the Plan has not occurred where control is to be acquired by:
(i) an employee stock ownership plan of the Company; (ii) a group of persons who immediately prior to the transaction were officers and senior employees of the Company; (iii) an entity organized directly or indirectly by persons who immediately prior to the transaction were officers and senior employees of the Company and who upon consummation of the transaction will be officers and employees of the Company and of the acquiring entity, will have representation on the Board of Directors of the acquiring entity and will own at least 10% of the voting shares of the acquiring entity; (iv) an entity or entities that acquire shares of the Company in a corporate reorganization or restructuring that involves no substantial change in the effective beneficial ownership or control of the Company;
(v)  any one or more non-profit organizations designated  by the Board of Directors pursuant to this Section 12.2(v) at least 12 months prior to the Change in Control; (vi) a person or persons who at the time of or prior to the transaction announce their intention to make no substantial change in the composition of the Board; provided, however, that if during the 24 months after a transaction referred to in this clause (vi) of Section 12.2, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute a majority thereof unless the election of each new director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, a Change in Control shall be deemed to have occurred as of the date the composition of the Board is so changed.

      12.3 Limitation. In the event that any benefits to a Participant under this Plan, either alone or together with any other payments or benefits otherwise owed to the Par ticipant by the Company or a Designated Subsidiary on or after a Change in Control would, in the Company's good faith opinion, be deemed under Section 280G of the Code, or any successor provision, to be parachute payments, the benefits under this Plan shall be reduced to the extent necessary in the Company's good faith opinion so that no portion of the benefits provided herein shall be considered excess parachute payments under Section 280G of the Code or any successor provision. The Company's good faith opinion shall be conclusive and binding upon the Participants.


                        ARTICLE XIII
            Termination or Amendment of the Plan

      13.1 Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article 15), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options or other Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company's stock entitled to vote, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 4.2);
(ii) change the definition of employees eligible to receive Stock Awards under this Plan; (iii) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of grant for a Stock Option intended to be an Incentive Stock Option or to less than 85% of the Fair Market Value on the date of grant for a Stock Option intended to be a Non-Qualified Stock Option; or (iv) extend the maximum option period under Section 6.4 of the Plan.

           The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent. Notwithstanding the foregoing, if a Stock Option has been Transferred in accordance with the Plan, written consent of the Transferee (and not the Participant) shall be necessary to impair the rights of the holder under the Stock Option. The Committee may also substitute new Stock Options for previously granted Stock Options having higher option exercise prices than the new Stock Options being substituted therefor.


                         ARTICLE XIV
                        Unfunded Plan

     14.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                         ARTICLE XV
                     General Provisions

      15.1 Legend. The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

           All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities exchange system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     15.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     15.3 No Right to Employment. Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

      15.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

           The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 with respect to securities of the Company may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (hereinafter a "Withholding Election") only if the election complies with such conditions as are necessary to prevent the withholding of such shares from being subject to Section 16(b) of the Securities Exchange Act of 1934. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the disapproval of the Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, (ii) six months before the Stock Award becomes taxable, or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

           Notwithstanding the foregoing, if Stock Options have been Transferred, the Participant shall provide the Company with funds sufficient to pay such tax withholding when such withholding is due. Furthermore, if such Participant does not satisfy the applicable tax withholding obligation, the Transferee may provide the funds sufficient to enable the Company to pay the tax withholding. However, if Stock Options have been Transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the Transferee of, shares of Common Stock in order to pay such tax withholding.

      15.5 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or by the Plan, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     15.6 Listing and Other Conditions.

    (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

   (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any
applicable   jurisdiction,  the  Company   shall   have   no
obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

(c)  Upon termination of any period of suspension under this
Section 15.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

      15.7  Governing Law.  This Plan and actions  taken  in
connection  herewith  shall  be governed  and  construed  in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

     15.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     15.9 Liability. No member of the Board, no employee of the Company and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

      15.10 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

      15.11 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

     15.12     No Right to Same Benefits.  The provisions of
Awards   need  not  be  the  same  with  respect   to   each
Participant, and such Awards to individual Participants need not be the same in subsequent years.


                         ARTICLE XVI
                   Effective Date of Plan

     The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the holders of a majority of the capital stock of the Company entitled to vote thereon within one year after the Plan is adopted. Any grants of Awards hereunder prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by shareholders.


                        ARTICLE XVII
                        Term of Plan

      No Stock Option, Stock Appreciation Right, Restricted Stock, Performance Shares, Performance Unit or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of shareholder approval but Awards granted prior to such tenth anniversary may extend beyond that date.


                        ARTICLE XVIII
                        Name of Plan

      This  Plan  shall  be  known as "The  Reader's  Digest
Association,  Inc.  1994 Key Employee  Long  Term  Incentive
Plan."


                         ARTICLE XIX
  Election to Receive Awards in Lieu of Other Compensation

      The Committee, in its sole discretion, may permit a Participant to elect pursuant to this Plan, on such terms and conditions as shall be approved by the Committee, to receive an Award under this Plan in lieu of receiving payment of other compensation, under this Plan or otherwise, from the Company or any Designated Subsidiary. The Committee shall have sole discretion to consent to or disapprove any such election by any Participant. The grant of Awards pursuant to such election shall be subject to the provisions and limitations of this Plan and applicable law.